                                                                    Exhibit 99.1


[NATIONAL WATERWORKS LOGO]                                          NEWS RELEASE

NATIONAL WATERWORKS, INC.  REPORTS FIRST QUARTER RESULTS

Waco, Texas--(BUSINESS WIRE)--May 5, 2003--National Waterworks, Inc., a leading distributor of water and wastewater transmission products in the United States, today announced results for the first quarter ended March 28, 2003. This earnings release is the first such quarterly report for the company since its acquisition of the business of U.S. Filter Distribution Group, Inc. on November 22, 2002.

Net sales for the quarter increased $43.1 million, or 19.0%, to $269.8 million from $226.7 million in the first quarter ended March 29, 2002. The increase reflects a $6.0 million increase from the March 29, 2002 acquisition of Utility Piping Systems, Inc. and a $37.1 million increase in net sales of our historical operations. The increase in net sales of our historical operations was primarily attributable to an increase in our sales price of PVC pipe products, resulting from the pass through of similar product cost increases. Increases were recorded in all other product areas.

Net income for the first quarter of 2003 was $2.7 million compared to net income, before cumulative effect of change in accounting principle, of $9.2 million in the 2002 period. The decline primarily reflects increased interest expense resulting from debt incurred to finance our November 2002 acquisition of the business of U.S. Filter Distribution Group, Inc. as well as the final $4.0 million impact (recognized in cost of goods sold during the 2003 period) of the inventory revaluation adjustment resulting from purchase accounting adjustments in connection with the acquisition. As a result of this adjustment, we increased our inventories by $13.0 million at November 22, 2002.

Our EBITDA (earnings before net interest, taxes, depreciation and amortization) for the first quarter of 2003 was $14.7 million, compared to $16.0 million for our predecessor's first quarter in the 2002 period; and our Adjusted EBITDA was $18.7 million in the 2003 period, compared to $16.0 million for our predecessor in the 2002 period. Adjusted EBITDA for 2003 does not give effect to the $4.0 million increase in cost of goods sold resulting from the purchase accounting inventory revaluation discussed above. A reconciliation of EBITDA and Adjusted EBITDA to net income determined in accordance with GAAP is set forth in a table at the end of this press release.

President and Chief Executive Officer, Harry K. Hornish, Jr., stated, "We are pleased to be reporting improvements as we release our first public quarterly results in the midst of the challenging economic climate in the U.S. We believe our success reflects the combined commitment and effort of our employees with the continuing demand for infrastructure improvements in the markets we serve."

Cash and cash equivalents were $36.5 million at March 28, 2003. Since the company utilizes a "last Friday of the month" cut-off for all periods except December 31 year-end, the first quarter did not reflect the $2.5 million quarterly principal payment made on March 31, 2003 pursuant to the credit agreement. Consequently, total debt at March 28, 2003 remained unchanged at $450.0 million, as the revolving credit facility remained undrawn.

Regarding liquidity, Mechelle Slaughter, CFO, commented, "With what is our seasonally weakest volume quarter behind us, we find ourselves well positioned to enter our peak volume periods of the second and third quarters. In addition to our current cash position, we have ample revolver, if necessary, to fund additional operating cash requirements".

Hornish continued, "We are happy to have our successful transition process from U.S. Filter Distribution Group to National Waterworks, Inc. behind us. We are pleased with our end-market demand and remain positive about 2003."

National Waterworks will host a conference call to discuss first quarter earnings at 3:00 p.m. EDT on Tuesday, May 6, 2003. To access the call, you can dial 1-888-244-0461 and reference conference name: National Waterworks, Inc. and leader name: Mechelle Slaughter. A replay of the call will be available until May 13 by dialing 1-800-642-1687 and referencing ID# 261819.

About National Waterworks, Inc.

National Waterworks, Inc. distributes a full line of pipes, fittings, valves, meters, fire hydrants and other components that are used to transport clean water and wastewater between reservoirs and treatment plants and residential and commercial locations. Our products are integral to building, repairing and maintaining water and wastewater (sewer) systems and serve as part of the basic municipal infrastructure. Through our network of over 130 branches in 35 states, we sell directly to municipalities and to contractors who serve municipalities and also perform residential, commercial and industrial waterworks projects.

This press release contains or may contain forward-looking statements such as statements regarding the Company's future growth and profitability, growth strategy and trends in the industry in which the Company operates. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important risks, uncertainties and other factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are national, regional and local general economic and business conditions; trends in the water and wastewater transmission products industry and trends in the construction industry; changes in municipal funding and spending levels; our high level of indebtedness and the restrictions imposed by the terms of our indebtedness; our ability to generate cash to service our debts; failure to successfully implement, or changes in, our business strategy and the risk that our business strategy may not be successful in improving our operating results; competition and the development of alternatives to water and wastewater transmission products distributors in the supply chain; the loss of one or more of the Company's major suppliers or a reduction in supplier participation in our preferred vendor program; changes in the cost of polyvinyl chloride ("PVC") pipe or reductions in PVC pipe and other product availability; the risk that our quarterly operating results are subject to substantial fluctuations; the availability of qualified branch managers and sales personnel and the loss of members of our senior management team; disruptions in our IT systems which manage numerous aspects of our business and customer and supplier relationships; and changes in, or the failure or inability to comply with environmental and safety regulations and increased costs of such regulations; as well as the other risk factors affecting the Company detailed from time to time in the documents filed by the Company with the Securities and Exchange Commission, including those set forth in the Company's Registration Statement on S-4.

                                 Balance Sheets
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                           Successor
                                                    National Waterworks, Inc.
                                                            -Note 1

                                                 March 28, 2003     December 31,
                                                   (unaudited)         2002
                                                 --------------     ------------
Assets
Current assets:

   Cash and cash equivalents                        $  36,511       $  39,888
   Trade accounts receivable, net                     178,995         174,012
   Inventories                                        110,313          91,619
   Deferred income taxes                                7,864           4,713
   Other current assets                                 1,628           2,402
                                                 --------------     ------------
      Total current assets                            335,311         312,634
Property and equipment, net                            21,294          21,805
Goodwill                                              468,841         465,662
Deferred financing fees, net                           12,673          12,667
Other assets                                              829              49
                                                 --------------     ------------
                                                    $ 838,948       $ 812,817
                                                 ==============     ============

Liabilities and Stockholder's Equity
Current liabilities:

   Trade accounts payable                           $ 147,353       $ 126,662
   Current installments of long-term debt              10,000          10,000
   Accrued compensation and benefits                   12,549          22,036
   Other accrued expenses                              14,281           8,989
                                                 --------------     ------------
      Total current liabilities                       184,183         167,687
Long-term debt, excluding current installments        440,000         440,000
Deferred income taxes                                   5,987           1,025
Other long term liabilities                               955              --
                                                 --------------     ------------
      Total liabilities                               631,125         608,712
Commitments and Contingencies
Stockholder's Equity:
Common stock, par value $.01 per share; 100
  shares authorized, issued and outstanding                --              --
Additional paid-in capital                            210,999         209,999
Retained earnings (accumulated deficit)                (3,176)         (5,894)
                                                 --------------     ------------
      Total stockholder's equity                      207,823         204,105
                                                 --------------     ------------
                                                    $ 838,948       $ 812,817
                                                 ==============     ============

                      STATEMENTS OF OPERATIONS (UNAUDITED)
                                 (IN THOUSANDS)

                                                  Successor                Predecessor
                                                  ---------                -----------
                                                                            U.S. Filter
                                                   National              Distribution Group,
                                                Waterworks, Inc.         Inc. and Subsidiary
                                                   -Note 1                    -Note 1

                                                            Three Months Ended
                                                  March 28, 2003         March 29, 2002
                                                  --------------         --------------
Net sales                                            $ 269,779             $ 226,667
Cost of goods sold                                     216,312               175,955
                                                  --------------         --------------
   Gross profit                                         53,467                50,712
Operating expenses:
   Selling, general and administrative                  38,696                34,091
   Loss - accounts receivable securitization                --                   678
                                                  --------------         --------------
     Income before depreciation
      and amortization                                  14,771                15,943
Depreciation and amortization                              725                   830
                                                  --------------         --------------
   Operating income                                     14,046                15,113
Other income (expense):
   Interest expense, net                                (9,471)                  (10)
   Other                                                   (45)                    8
                                                  --------------         --------------
     Income before income taxes                          4,530                15,111
Income tax expense                                       1,812                 5,884
                                                  --------------         --------------
     Income before cumulative effect of
      change in accounting principle                     2,718                 9,227
Cumulative effect of a change in
  accounting principle                                      --              (459,000)
                                                  --------------         --------------
     Net income (loss)                               $   2,718             $(449,773)
                                                  ==============         ==============

                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (in thousands)


                                                             Successor               Predecessor
                                                             ---------               -----------
                                                                                     U.S. Filter
                                                              National            Distribution Group,
                                                           Waterworks, Inc.       Inc. and Subsidiary
                                                              -Note 1                  -Note 1

                                                                     Three Months Ended
                                                            March 28, 2003        March 29, 2002
                                                            --------------        --------------
Cash flows from operating activities:
   Net income (loss)                                           $  2,718            $(449,773)
   Adjustments to reconcile net income (loss) to net
     cash provided by(used in) operating activities:
     Deferred income taxes                                        1,811                  406
     Amortization of deferred financing fees                        401                   --
     Depreciation and amortization                                  725                  830
     Loss on goodwill impairment                                     --              459,000
     Loss (gain) on disposal of equipment                            26                  (37)
     Provision for doubtful accounts                                193                  142
Changes in operating assets and liabilities, net
     of businesses acquired:
     Trade accounts receivable                                   (5,176)              (3,961)
     Inventories                                                (18,694)              (8,448)
     Other current assets                                           774                  347
     Other assets                                                  (782)               4,298
     Trade accounts payable                                      20,691               13,065
     Accrued compensation and benefits                           (9,487)             (12,174)
     Other accrued expenses                                       5,292                  838
     Other long term liabilities                                    955                   --
                                                            --------------        --------------
       Net cash provided by (used in)
        operating activities                                       (553)               4,533
                                                            --------------        --------------
Cash flows from investing activities:
   Capital expenditures                                            (301)                (271)
   Additional NWW acquisition costs                              (3,179)                  --
   Business acquisitions, net of cash                                --              (18,706)
   Proceeds from sales of property and equipment                     63                   36
                                                            --------------        --------------
       Net cash used in investing activities                     (3,417)             (18,941)
                                                            --------------        --------------
Cash flows from financing activities:
   Capital contribution                                           1,000                   --
   Financing fees                                                  (407)                  --
   Principal payments on long-term debt                              --                  (56)
   Investment by US Filter                                           --               19,200
   Funds transferred to US Filter                                    --             (244,379)
   Expenditures funded by US Filter                                  --              226,019
   Allocation of expenses from US Filter                             --               10,862
                                                            --------------        --------------
       Net cash provided by financing activities                    593               11,646
                                                            --------------        --------------
       Net decrease in cash and cash
        equivalents                                              (3,377)              (2,762)
   Cash and cash equivalents at beginning
     of period                                                   39,888               13,288
                                                            --------------        --------------
   Cash and cash equivalents at end of period                  $ 36,511              $10,526
                                                            ==============        ==============
   Cash paid for interest                                         4,142                   11
                                                            ==============        ==============
   Cash paid for income taxes                                       118                5,478
                                                            ==============        ==============

NOTE 1.  BASIS OF PRESENTATION

National Waterworks, Inc. ("NWW", "Company", or "Successor"), a wholly owned subsidiary of National Waterworks Holding, Inc. ("Parent"), was incorporated in September 2002 for the purpose of acquiring substantially all of the assets and assuming certain obligations of U.S. Filter Distribution Group, Inc. ("USFDG", "Predecessor" or the "Group"), a wholly owned subsidiary of United States Filter Corporation ("US Filter"), which is a wholly owned subsidiary of Vivendi Environnement S.A. ("Vivendi"). The acquisition was consummated on November 22, 2002.

As a result of the NWW acquisition, the balance sheets as of March 28, 2003 (unaudited) and December 31, 2002, and the unaudited statements of operations and cash flows for the three months ended March 28, 2003 represent NWW's financial position and the results of its operations and cash flows as of those dates. The unaudited statements of operations and cash flows for the three months ended March 29, 2002 represent USFDG's consolidated results of their operations and cash flows as of those dates.

The financial statements of USFDG include the financial statements of USFDG and its wholly owned subsidiary, United States Filter Receivables Corporation ("USFRC"). All significant intercompany balances and transactions have been eliminated in consolidation. NWW has no subsidiaries.

           RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

                                                       Successor               Predecessor
                                                     --------------           --------------
                                                                               U.S. Filter
                                                       National             Distribution Group,
                                                    Waterworks, Inc.        Inc. and Subsidiary

Three Months Ended:                                  March 28, 2003           March 29, 2002
(in thousands)                                        (unaudited)              (unaudited)
                                                     --------------           --------------

Net Income (loss)                                       $ 2,718                ($449,773)
Add:
Cumulative effect of change in
  accounting principle                                       --                  459,000
Interest expense, net                                     9,471                       10
Income tax expense                                        1,812                    5,884
Depreciation and Amortization                               725                      830
                                                     --------------           --------------
EBITDA                                                   14,726(1)                 15,951(2)
Effect of SFAS 141-inventory revaluation
  adjustment on cost of goods sold                        4,000                       --
                                                     --------------           --------------
Adjusted EBITDA                                         $18,726                $  15,951
                                                     ==============           ==============


EBITDA represents income before cumulative effect of a change in accounting principle; interest expense, net; income taxes; depreciation and amortization. Adjusted EBITDA for the first quarter of 2003 is defined as EBITDA without giving effect to the increase in cost of goods sold resulting from the purchase accounting inventory revaluation adjustment referred to above, a non-cash expense. EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. Our management also focuses on these measures, and discusses them with our Board of Directors, to better assess and understand our operating performance and because they are used in meeting various covenants under our senior credit facility and the indenture governing our senior subordinated notes. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles, known as GAAP, and should not be construed as an indicator of a company's performance or liquidity or in isolation from or as a substitute for net income, cash flow from operations or any other cash flow data prepared in accordance with generally accepted accounting principles.


---------

1 Includes approximately $1.0 million benefit from the adoption of EITF Issue 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor and $0.5 million contribution by locations acquired in the March 29, 2002 acquisition of Utility Piping Systems, Inc.

2 Includes $0.7 million loss on accounts receivable securitization.

Source:  National Waterworks, Inc.

Contact:  National Waterworks, Inc.
          Thomasville, GA
          Judy Barrow, 229-227-8611
          Judy.barrow@natlww.com